UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

      February 24, 2014

MYSKIN, INC.
(Exact name of registrant as specified in charter)

California
(State or other Jurisdiction of Incorporation or Organization)

000-54582	816 Acoma Street, # 1607 Denver, CO 80204	26-1391338
(Commission File Number)	(Address of Principal Executive Offices and Zip Code)	(IRS Employer Identification Number)

(303) 904-9296
(Registrant’s telephone number, including area code)

410 32nd St., Suite 203, Newport Beach, CA 92663
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

In anticipation of the transaction described in Item 5.01 below, on February 24, 2014, the holder of a $50,000 convertible note of the Company, elected to convert the note into 10,000,000 shares of the Company’s common stock.  In connection with the issuance of the 10,000,000 shares to the note holder, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The person who acquired these shares was a sophisticated investor who possessed full information regarding the Company’s business and operations.  There was no general solicitation in connection with offer or sale of these securities.  The person who acquired these shares acquired them for its own account.  The certificate representing these shares had a restrictive legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission was paid to any person in connection with the sale of these shares.

Item 5.01	Changes in Control of Registrant.

On February 27, 2014, NYX Capital Advisors, Inc. (“NYX” or “Seller”) and Paul Enright (“Enright”) (the “Buyer”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Seller would sell to the Buyer, and the Buyer would purchase from the Seller, an aggregate of 10,000,000 shares of MySkin, Inc.’s (the “Company”) common stock (the “Shares”), which Shares represent 87.0% of the issued and outstanding shares of the Registrant’s common stock. The closing occurred on February 27, 2014. The Buyer paid $75,000 for the Shares using personal funds.  There are no arrangements or understandings by and among members of either the former or new control persons and their associates with respect to election of directors or other matters of the Company except that Mr. Enright became an officer and director of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Closing of the transaction described in Item 5.01, Marichelle Stoppenhagen resigned as the Company’s sole director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Paul Enright, age 53, was elected as the Company’s director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified. Ms. Stoppenhagen’s resignation as director will be effective 10 days after the mailing of the Schedule 14F-1 Information Statement.

Information regarding Mr. Enright is set forth below:

Paul D. Enright, age 51, has been a financial and management consultant for public and private companies for over the last 10 years.  During the past 5 years he has been a consultant to the mining industry working in the areas of financing and property acquisition with a focus on gold and industrial minerals.  He currently serves as President of MSD Gold Mining Corp., a gold exploration and acquisition company located in Ontario, Canada and focusing on properties in Northern Ontario.  He has held this position since August 2012.  From June 2010 until December 2011 he served as a member of the board of directors of Sierra Resource Group, Inc., a publicly-traded mining company.  He founded Marine Exploration, Inc., a publicly-traded company engaged in the business of marine treasure hunting, and he served as its Vice President of Business Development from April 2008 until December 2008, and as President and a director from December 2008 until August 2010.  He resigned as President of Marine Exploration, Inc. in August 2010, but he continued as a director until September 2011.  Mr. Enright filed a petition under Chapter 7 of the Federal Bankruptcy laws in the United States District Court for the District of Colorado and the petition was subsequently discharged later in 2010.  Mr. Enright attended Western State College in 1980 – 1982 and Metro State College in Denver, Colorado from 1982-1983.

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Principal Shareholders

The following table shows the ownership, as of the date of this report, of those persons owning beneficially 5% or more of the Company’s common stock and the number and percentage of outstanding shares owned by each of the Company’s directors and officers and by all officers and directors as a group.  Unless otherwise indicated, each owner has sole voting and investment power over their shares of common stock.

Name and Address	Shares Owned	Percent of Outstanding Shares

Directors and Executive Officers:

Paul Enright 10235 Woodrose Lane Highlands Ranch, CO 80129	10,000,000	86.9%

Marichelle Stoppenhagen (a) 410 2nd Street Newport Beach, CA 92663	1,000,000	8.7%

All Directors and Executive Officers as a Group (2 individuals)	11,000,000	95.6%

_______________

(a)   Resignation as a director will be effective on March 10, 2014.

There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYSKIN, INC.

Date:  February 28, 2014

By:

/s/ Paul Enright

Paul Enright

President

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